UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia	22203
(Address of principal executive offices)	(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 21, 2011, The AES Corporation (the “Company”) held its Annual Meeting of Stockholders in Arlington, Virginia.

The results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of eleven directors to hold office for a one-year term expiring at the annual meeting in 2012 and until their respective successors are elected and qualified:

Director Name	For	Withhold/Against	Broker Non-Votes
Samuel W. Bodman, III	644,547,837	14,931,155	38,784,944
Paul Hanrahan	651,802,063	7,676,928	38,784,944
Kristina M. Johnson	649,967,393	9,511,598	38,784,944
Tarun Khanna	651,834,857	7,644,135	38,784,944
John A. Koskinen	645,087,785	14,391,207	38,784,944
Philip Lader	649,128,081	10,350,910	38,784,944
Sandra O. Moose	649,173,346	10,305,645	38,784,944
John B. Morse, Jr.	651,825,957	7,653,034	38,784,944
Philip A. Odeen	643,390,739	16,088,252	38,784,944
Charles O. Rossotti	622,458,463	37,020,528	38,784,944
Sven Sandstrom	651,858,617	7,620,374	38,784,944

There were no abstentions in Proposal 1.

Proposal 2: The ratification of Ernst & Young LLP as AES’ Independent Registered Public Accounting Firm for the year 2011.

For:	572,148,991
Against:	318,534
Abstained:	327,622
Broker Non-Votes:	0

Proposal 3: The consideration of a (non-binding) advisory vote on executive compensation.

For:	638,400,567
Against:	19,069,349
Abstained:	2,009,075
Broker Non-Votes:	38,784,944

Proposal 4: The consideration of a (non-binding) advisory vote on the frequency of the advisory vote on executive compensation.

1 year:	610,970,804
2 years:	3,807,586
3 years:	42,625,853
Abstained:	2,074,749
Broker Non-Votes:	38,784,944

In accordance with the Board’s recommendation as set forth in the 2011 proxy statement, and based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted on an annual basis, until the next advisory vote on this matter is held.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

By:	/s/ Victoria D. Harker
Victoria D. Harker
Executive Vice President and Chief Financial Officer

Date: April 21, 2011